Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Paul Bowman	Kelly Hamor
Interim CFO and V.P., Investor Relations	Formula
Cymer, Inc.	(619) 234-0345

(858) 385-5312

Hamor@formulapr.com

pbowman@cymer.com

CYMER REPORTS FIRST QUARTER 2009 OPERATING RESULTS

SAN DIEGO, Calif., April 21, 2009 - Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used by chipmakers to create advanced semiconductor chips, today announced operating results for the first quarter ended March 31, 2009.

For the first quarter of 2009:

•                  net loss totaled $11,487,000, equal to a loss of $0.39 per share (diluted), compared to net income of $12,892,000, equal to $0.41 per share (diluted) in the first quarter of 2008 and net income of $3,984,000, equal to $0.13 per share (diluted) in the fourth quarter of 2008.

•                  revenue totaled $56,499,000 compared to revenue of $123,952,000 in the first quarter of 2008, and revenue of $100,448,000 in the fourth quarter of 2008.

Commenting on first quarter results, Bob Akins, Cymer’s chief executive officer, said, “The difficult global business environment continued throughout the first quarter of 2009.   Cymer has differentiated itself during this period through swift and decisive actions that have significantly reduced our cost structure and improved our market position.   We are particularly pleased with customer adoption of the XLR series and our advancement in argon fluoride (ArF) immersion technology which is strengthened by the recent introduction of the XLR600ix.  Our Installed Base Products, led by OnPulse, are supporting chipmaker productivity and helping to reduce their cost of operations.  We believe this portion of our business is stabilizing and it is positioned for near-term growth.  We continued to make significant progress in our laser produced plasma EUV source development and commercialization.”

In the first quarter of 2009, the company shipped nine light sources of which seven were XLRs, resulting in an average selling price (ASP) of approximately $1.7 million.  Installed Base Products revenue totaled $40.9 million.  During the quarter, the company installed 20 light sources at chipmaker locations, of which nine were XLRs.  The company reported gross profit of $21.5 million for the first quarter of 2009, yielding a 38.1 percent gross margin.  First quarter 2009 cost of revenues included approximately $3.2 million of idle capacity charges associated with unabsorbed manufacturing costs which resulted primarily from the decline in light source demand and reduced production levels.  Operating expenses of $38.1 million for the first quarter of 2009 included $8.4 million of costs associated with reductions in workforce which were announced in January and March.  In the 2009 first quarter, the operating loss totaled $16.5 million and the effective tax rate was approximately 35%.  A foreign currency exchange loss of $1.9 million was incurred primarily associated with volatility in the Korean Won against the U.S. Dollar.

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CYMER REPORTS FIRST QUARTER 2009 OPERATING RESULTS.......................................................................	Page 2 of 6

As of March 31, 2009, cash and investments totaled $139.3 million.  During the quarter, the company repaid its $140.7 million convertible notes outstanding.   Inventories declined $11.1 million in the first quarter as the company reduced manufacturing inventory levels in response to declining light source demand and field inventory was more closely aligned with chipmaker utilization.

Deep ultraviolet (DUV) bookings for the first quarter of 2009 totaled $48.3 million, resulting in a book-to-bill ratio of 0.85.   All of the light source systems bookings in the first quarter were ArF immersion light sources.   The company ended the quarter with a DUV backlog of approximately $25.5 million, with ArF immersion light sources comprising approximately 84 percent of the value of systems in backlog.

Corporate Outlook

Commenting on the outlook, Akins stated, “We are well positioned to capture a greater share of the overall ArF immersion light source market in 2009.  We expect that light source shipments will be lower in the second quarter as direct customers absorb their work in process light source inventory and chipmakers modify the timing of their investments.  However, we anticipate that increased chipmaker utilization will result in our Installed Base Product revenue offsetting the decline in light source revenue.  Our strong product portfolio and a significantly reduced cost structure position Cymer for improved financial performance.”

Based on information available at this time, Cymer is currently providing the following guidance for the second quarter of 2009, and anticipates:

•                  Revenue to be approximately equivalent to the revenue reported for the first quarter 2009.

•                  Foreign currency adjusted ASP to be approximately $1.9 million.

•                  Gross margin to be approximately 43 percent.

•                  R&D expenses to be in the range of $15.0 to $15.5 million.

•                  SG&A expenses to be in the range of $11.0 to $11.5 million.

•                  Our estimated second quarter effective tax rate to be zero percent.  This rate assumes an estimated first half 2009 effective tax rate of approximately 33%.  This rate may vary significantly depending on the actual extent of the profit or loss before tax.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, April 21, 2009, to discuss first quarter 2009 operating results and provide second quarter 2009 guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding customer adoption of the XLR series, advancement of the company’s ArF immersion technology, the impact of the company’s Installed Base Products on chipmakers’ productivity and cost of operations and the positioning of such products for future growth, light source demand, chipmaker utilization and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; cyclicality in the market for semiconductor manufacturing equipment; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses; the company’s

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CYMER REPORTS FIRST QUARTER 2009 OPERATING RESULTS.......................................................................	Page 3 of 6

ability to achieve its forecasted gross margin; the company’s ability to achieve forecasted savings from its cost reduction actions; the company’s ability to align its cost structure with forecasted business levels; the company’s ability to manage its foreign currency exposure; the performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. (Nasdaq: CYMI) is the market leader in developing light sources, used by chipmakers worldwide to pattern advanced semiconductor chips. Cymer’s light sources have been widely adopted by the world’s top chipmakers and the company’s installed base comprises more than 3,300 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to extreme ultraviolet (EUV) lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips. The company is headquartered in San Diego, Calif., and supports its customers from numerous offices around the globe. Cymer maintains a Web site to which it regularly posts press releases, Securities and Exchange Commission (SEC) report filings, and additional information about Cymer. Interested persons can also subscribe to automated e-mail alerts or RSS feeds. Please visit www.cymer.com.

	Three Months Ended March 31
Cymer, Inc.	2009	2008
Total revenues	$56,499,000	$123,952,000

Net income (loss)	$(11,487,000)	$12,892,000
Diluted earnings (loss) per share	$(0.39)	$0.41
Weighted average common shares outstanding — diluted	29,640,000	33,240,000

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CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months
	ended March 31,
	2009	2008
REVENUES:
Product sales	$56,295	$123,031
Product sales - related party	204	921
Total revenues	56,499	123,952

COST OF REVENUES	34,958	64,056

GROSS PROFIT	21,541	59,896

OPERATING EXPENSES:
Research and development	18,443	22,765
Sales and marketing	3,963	6,834
General and administrative	7,244	10,563
Restructuring	8,407	—

Total operating expenses	38,057	40,162

OPERATING INCOME (LOSS)	(16,516)	19,734

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(1,933)	1,709
Write-down of investment	—	(3,806)
Interest and other income	603	3,347
Interest and other expense	(763)	(1,760)

Total other expense - net	(2,093)	(510)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	(18,609)	19,224

INCOME TAX PROVISION (BENEFIT)	(6,513)	7,113

NET INCOME (LOSS)	(12,096)	12,111

Net loss attributable to noncontrolling interest	609	781

NET INCOME (LOSS) ATTRIBUTABLE TO CYMER, INC.	$(11,487)	$12,892

EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share	$(0.39)	$0.43
Weighted average common shares outstanding-basic	29,640	30,315

Diluted earnings (loss) per share	$(0.39)	$0.41 (a)
Weighted average common shares outstanding-diluted	29,640	33,240 (a)

(a)

As a result of applying the if-converted method for calculating diluted earnings per share for the three month period ended March 31, 2008, shares have been adjusted assuming conversion of the then outstanding 3.5% convertible subordinated notes, and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for the three months ended March 31, 2008 and net income has been adjusted by $841,000 for the three months ended March 31, 2008.

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CYMER REPORTS FIRST QUARTER 2009 OPERATING RESULTS.......................................................................	Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	March 31,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$111,115	$252,391
Short-term investments	25,863	30,900
Accounts receivable - net	50,246	64,296
Accounts receivable - related party	604	818
Inventories	183,623	194,746
Deferred and prepaid income taxes	46,467	46,886
Income taxes receivable	11,221	—
Prepaid expenses and other assets	7,647	9,344

Total current assets	436,786	599,381

PROPERTY AND EQUIPMENT - NET	108,706	114,390
LONG TERM INVESTMENTS	2,329	9,456
DEFERRED INCOME TAXES	28,056	29,168
GOODWILL	8,833	8,833
INTANGIBLE ASSETS - NET	9,135	9,898
OTHER ASSETS	6,009	6,318

TOTAL ASSETS	$599,854	$777,444

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,359	$15,003
Accounts payable - related party	3,262	4,108
Accrued warranty	19,400	23,565
Accrued payroll and benefits	16,996	12,682
Accrued patents, royalties and other fees	2,727	3,795
Convertible subordinated notes	—	140,722
Income taxes payable	—	1,085
Deferred revenue	14,771	15,344
Accrued and other current liabilities	3,220	8,278

Total current liabilities	68,735	224,582

INCOME TAXES PAYABLE	18,219	18,447
OTHER LIABILITIES	7,512	11,791

Total liabilities	94,466	254,820

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , 42,513,000 shares issued and 29,661,000 shares outstanding at March 31, 2009; 42,461,000 shares issued and 29,609,000 shares outstanding at December 31, 2008	42	42
Additional paid-in capital	587,348	586,539
Treasury stock at cost (12,852,000 common shares) at March 31, 2009 and December 31, 2008	(473,580)	(473,580)
Accumulated other comprehensive loss	(11,948)	(5,999)
Retained earnings	399,287	410,774
Total Cymer, Inc. stockholders’ equity	501,149	517,776
Noncontrolling interest	4,239	4,848
Total stockholders’ equity	505,388	522,624

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$599,854	$777,444

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CYMER REPORTS FIRST QUARTER 2009 OPERATING RESULTS.......................................................................	Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the three months
	ended March 31,
	2009	2008

OPERATING ACTIVITIES:
Net income (loss) attributable to Cymer, Inc.	$(11,487)	$12,892
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,180	6,727
Stock-based compensation	837	1,565
Noncontrolling interest	(609)	(781)
Provision for deferred income taxes	1,150	(792)
Loss on disposal or impairment of property and equipment	583	—
Write-down of investments	—	3,806
Change in assets and liabilities:
Accounts receivable - net	13,442	18,055
Accounts receivable - related party	214	(1,688)
Inventories	10,642	(23,372)
Prepaid expenses and other assets	1,808	(2,038)
Income taxes receivable	(11,707)	—
Accounts payable	(6,932)	3,992
Accounts payable - related party	(846)	(1,758)
Accrued and other liabilities	(10,277)	(4,574)
Deferred income	(598)	1,278
Income taxes payable	(1,511)	(6,549)

Net cash provided by (used in) operating activities	(9,111)	6,763

INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,002)	(10,208)
Purchases of investments	(1,517)	(70,080)
Proceeds from sold or matured investments	13,605	11,523

Net cash provided by (used in) investing activities	11,086	(68,765)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	296	577
Repayment of convertible subordinated note	(140,722)	—
Excess tax benefits from stock option exercises	5	43

Net cash provided by (used in) financing activities	(140,421)	620

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,830)	(5,741)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(141,276)	(67,123)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	252,391	305,707

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$111,115	$238,584

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,568	$2,659
Income taxes paid, net	$4,499	$14,896

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